UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2005
                                                  ----------------

                           EMC INSURANCE GROUP INC.
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            (Exact name of registrant as specified in its charter)

            Iowa                          0-10956              42-623455
-------------------------------        ------------      --------------------
(State or other jurisdiction of        (Commission       (I.R.S. Employer
         incorporation)                File Number)       Identification No.)

 717 Mulberry Street, Des Moines, Iowa                           50309
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(Address of principal executive office)                       (Zip Code)

                                (515) 280-2902
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

On January 26, 2005, Employers Mutual Casualty Company (Employers Mutual), the parent company of the Registrant, entered into an agreement with Richard
K. Schulz, a current employee of Employers Mutual, to become its senior claims executive officer effective March 1, 2005 (the "Commencement Date").

Effective on the Commencement Date, Mr. Schulz will receive a base salary of $174,000 and will be eligible for annual cash bonuses under the terms of Employers Mutual's Senior Executive Compensation Bonus Program. In addition, during the month of March 2005 Mr. Schulz will be granted an option to purchase 20,000 shares of the Registrant's common stock under the standard provisions of Employers Mutual's 2003 Incentive Stock Option Plan. Mr. Schulz's employment agreement also entitles him to certain employee benefits granted by Employers Mutual to its other executive officers, as well as a standard relocation package.

Item 8.01  Other Events.

David O. Narigon, Senior Vice President - Claims for Employers Mutual Casualty Company and the Registrant, will resign from these positions effective
March 1, 2005 to pursue other interests.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EMC INSURANCE GROUP INC.
                                    Registrant


                                    /s/ Bruce G. Kelley
                                    -------------------------
                                    Bruce G. Kelley
                                    President & Chief Executive Officer


                                    /s/ Mark E. Reese
                                    -------------------------
                                    Mark E. Reese,
                                    Sr. Vice President &
                                    Chief Financial Officer
February 1, 2005